UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 24, 2022

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On January 24, 2022, NextEra Energy Partners, LP (“NEP”) commenced the implementation of its chief executive officer succession plan, pursuant to which, effective on March 1, 2022, James L. Robo, the Chairman of the Board of Directors (“Board Chair”) and Chief Executive Officer of NEP, will retire as Chief Executive Officer, and John W. Ketchum, the President and a director of NEP, will cease his service as President and succeed Mr. Robo as Chief Executive Officer. Mr. Robo has served as NEP’s principal executive officer since his appointment as Chief Executive Officer in August 2017. He was appointed to NEP’s Board of Directors (“Board”) upon its establishment in August 2017 and has served on the Board of our general partner since March 2014.

On January 24, 2022, in accordance with the succession plan, Mr. Robo notified the Board that he intends to retire as Chief Executive Officer effective on March 1, 2022 and that he does not plan to stand for re-election by NEP’s unit holders at NEP’s annual meeting of unit holders scheduled for April 20, 2022. It is anticipated that, as of the annual meeting date, Mr. Ketchum will succeed Mr. Robo as Board Chair and as one of the four NEP Directors nominated for election by NEP’s unit holders.

In connection with the foregoing, Rebecca J. Kujawa will cease her current service as Chief Financial Officer of NEP effective on March 1, 2022 to succeed Mr. Ketchum as President of NEP effective on that date. Mrs. Kujawa has served as NEP’s principal financial officer since her appointment as Chief Financial Officer in March 2019.

(c) The information set forth under Item 5.02(b) of this report is incorporated by reference in this Item 5.02(c).
On January 24, 2022, the Board appointed:

•Mr. Ketchum to succeed Mr. Robo as the Chief Executive Officer of NEP effective on March 1, 2022. As Chief Executive Officer, Mr. Ketchum will serve as NEP’s principal executive officer. Mr. Ketchum, age 51, has served in his current role as NEP’s President since March 2019 and his current role as a director on NEP’s Board designated by NEP’s general partner since August 2017. He was NEP’s Chief Financial Officer from August 2017 to March 2019 and the Chief Financial Officer of NEP’s general partner from August 2016 to August 2017. Mr. Ketchum also has served as President and CEO of NextEra Energy Resources, LLC (“NEER”), a subsidiary of NextEra Energy, Inc. (“NEE”), since March 2019. From March 2016 to March 2019, he was Executive Vice President, Finance and Chief Financial Officer of NEE.

•Mrs. Kujawa to succeed Mr. Ketchum as the President of NEP effective on March 1, 2022. Mrs. Kujawa, age 46, has served in her current roles as NEP’s Chief Financial Officer and a director on NEP’s Board designated by NEP’s general partner since March 2019. She also has served as Executive Vice President, Finance and Chief Financial Officer of NEE since March 2019. She served as Vice President, Business Management of NEER from 2012 to March 2019.

•T. Kirk Crews, age 43, to succeed Mrs. Kujawa as the Chief Financial Officer of NEP effective on March 1, 2022. In such capacity, Mr. Crews will serve as NEP’s principal financial officer. Mr. Crews has served in his current role as Vice President, Business Management of NEER since March 2019. From April 2016 until March 2019, he was NEE’s Vice President, Controller and Chief Accounting Officer. It is anticipated that Mr. Crews will succeed Mr. Ketchum as one of the directors on NEP’s Board designated by NEP’s general partner, effective as of the annual meeting date.

As of the date of this report, no information has been determined with respect to any material NEP plan, contract or arrangement, or any material amendment thereto, to which Mr. Ketchum, Mrs. Kujawa or Mr. Crews may become a party, in which they may participate or which they may receive in connection with their appointments.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 25, 2022, NextEra Energy Partners, LP issued a news release announcing certain members of the matters reported in Item 5.02 of this report. NEP's news release is furnished as Exhibit 99 to this report and incorporated by reference in this Item 7.01.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

NEP herewith furnishes the following Exhibit 99:

Exhibit Number	Description
99	NextEra Energy Partners, LP News Release dated January 25, 2022
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 24, 2022

NEXTERA ENERGY PARTNERS, LP
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving General Counsel of NEXTERA ENERGY PARTNERS, LP